EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Kenneth W. Smith
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR Revises Third Quarter Earnings Guidance

•	Storms in Florida impact Tampa facility performance
•	Other unexpected one-time costs add to reduced outlook

Burlington, MA, September 13, 2004

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and fluid control products for the instrumentation, fluid regulation and petrochemical markets, announced today that it was lowering its guidance for third quarter earnings due, in part, to adverse weather affecting its Tampa, Florida operations and other unexpected one-time costs. The facility in Tampa is the main facility for CIRCOR’s Leslie Controls business unit within its Thermal Fluid Controls division. Ivan will be the third hurricane in the past few weeks that has hit the Florida area. Although CIRCOR’s Tampa facility sustained only minor damage and power outages during the first two hurricanes, the adverse weather conditions have affected plant personnel and the availability of outside services. The Company’s Chairman and Chief Executive Officer, David A. Bloss, Sr., stated, “Our Leslie Controls business unit in Tampa has historically been one of our most profitable operations. We have been fortunate so far that our facility has remained basically unharmed by the storms, but many of our employees have not been so lucky. A number of our people have not recovered electrical power since the first storm came through the area and, also, the availability of freight services used for shipping and receiving has decreased.”

Mr. Bloss also indicated that because of the cumulative effect of the storms as well as other one-time costs within its Thermal Fluid Controls division, CIRCOR’s third quarter 2004 earnings will be below the previously provided estimate of $0.22 to $0.24 per diluted share. Other one-time costs include the write-off of fixed assets related to the division’s SSI strainer business which was consolidated into its Spence Engineering plant in Walden, NY, as well as unanticipated costs associated with specific workers’ compensation claims. Mr. Bloss further stated, “At this point we are now looking at somewhere between $0.19 to $0.21 per diluted share this quarter because of the lower earnings from our Thermal Fluid Controls business. All of our other businesses seem to be on track, operating consistently with our previously disclosed expectations for the quarter.”

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.